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                                                                   Exhibit 11.1

SCHLOTZSKY'S, INC. AND SUBSIDIARIES
COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

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

                                                       Year Ended December 31,
                                               ----------------------------------------
                                                 1994           1995          1996
                                               ----------   ------------   ------------
Computation of income (loss per
  common share-primary:
  Net income (loss)                            $1,484,674    $1,632,897     $3,194,976
  Redeemable preferred stock dividends           (455,000)     (544,274)             0
                                               ----------    ----------     ----------
    Income (loss) available to common
    shareholders                                1,029,674     1,088,623      3,194,976
                                               ----------    ----------     ----------
                                               ----------    ----------     ----------
Weighted average number of shares
  outstanding                                   2,187,500     2,314,938      5,525,902
Common shares issuable under
  stock option plan                               517,586       634,472        597,835
Common stock warrants outstanding                  17,477        28,907         23,438
Less shares assumed repurchased                  (381,344)     (526,419)      (507,950)
                                               ----------    ----------     ----------
                                                2,341,219     2,451,898      5,639,225
                                               ----------    ----------     ----------
                                               ----------    ----------     ----------
Income (loss) per common share:
  Income (loss) before extraordinary
    item                                       $     0.42    $     0.43     $     0.57
  Extraordinary item                                 0.02          0.02           0.00
                                               ----------    ----------     ----------
                                               $     0.44    $     0.44     $     0.57
                                               ----------    ----------     ----------
                                               ----------    ----------     ----------

Computation of income (loss) per
  common share-fully diluted:
  Net income (loss)                             1,484,674     1,632,897     $3,194,976
  Redeemable preferred stock dividends           (455,000)     (544,274)             0
  Redeemable preferred stock dividends            350,000       340,261              0
                                               ----------    ----------     ----------
    Income (loss) available to
      common shareholders                       1,379,674     1,428,884      3,194,976
                                               ----------    ----------     ----------
                                               ----------    ----------     ----------

Weighted average number of shares
  outstanding                                   2,187,500     2,314,938      5,525,902
Common shares issuable under stock
  option plan                                     517,586       634,472        597,835
Common stock warrants outstanding                  19,039        28,907         23,438
Convertible preferred stock and
  dividends                                       949,447       988,745              0
Less shares assumed repurchased                  (383,161)     (526,419)      (507,950)
                                               ----------    ----------     ----------
                                                3,290,411     3,440,643      5,639,225
                                               ----------    ----------     ----------
                                               ----------    ----------     ----------
Income (loss) per common share:
  Income (loss) before extraordinary item      $     0.41    $     0.40     $     0.57
  Extraordinary item                                 0.01          0.01           0.00
                                               ----------    ----------     ----------
                                               $     0.42    $     0.42     $     0.57
                                               ----------    ----------     ----------
                                               ----------    ----------     ----------

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